AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization, is made and entered into as of May 17, 2016, (this “Agreement”) by and among Nexus BioPharma, Inc., a Nevada corporation (“Nexus”), with its principal executive office located at 2911 Park Avenue, Pasay City, Metro Manila, Philippines, and Nexus BioPharma Corporation, a Delaware corporation (“NBPC”), with its principal executive offices located at 8 Hillside Ave., Montclair, New Jersey 07042, and  Nexus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Nexus with its office located at 2911 Park Avenue, Pasay City, Metro Manila, Philippines (“Acquisition Corp”). For purposes of this Agreement, Nexus, NBPC, and Acquisition Corp. are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Board of Directors of each of Acquisition Corp., Nexus and NBPC have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into NBPC (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Nexus has approved the Merger in accordance with the Nevada Revised Statutes (“NRS”) and the Board of Directors of each of Acquisition Corp. and NBPC have approved the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein and in the Delaware Certificate of Merger (the “Certificate of Merger”), attached hereto as Exhibit A;

WHEREAS, the Board of Directors of NBPC have recommended that the stockholders of NBPC approve this Agreement, the Articles of Merger, and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger, and Nexus, as the sole stockholder of Acquisition Corp., has approved by written consent pursuant to the NRS and the DGCL, as applicable, this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E) of the Code.

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into the Agreement by this reference; and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1

Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into NBPC in accordance with Section 253 of the DCL. At the Effective Time (as defined below), the separate legal existence of Acquisition Corp. shall cease, and NBPC shall be the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue its corporate existence under the laws of the State of Delaware under the name “Nexus Biopharma Corporation”

Section 1.2

Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the DCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

Section 1.3.

Closing and Actions at Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”). At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

Section 1.4

Certificate of Incorporation, By-Laws, Directors and Officers.

A.

The Certificate of Incorporation of NBPC, as in effect immediately prior to the Effective Time, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until amended in accordance with applicable law and such Articles of Incorporation.

B.

The By-Laws of NBPC, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Company from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Company and such By-Laws.

C.

The directors and officers listed in Exhibit B hereto shall be the directors and officers of the Surviving Company and Nexus, and each shall hold his or her respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Articles of Incorporation or By-Laws of the Surviving Company or the Articles of Incorporation or By-Laws of Nexus, as the case may be.

Section 1.5.

Assets and Liabilities. At the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp. and NBPC (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Company as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 1.6.

Manner and Basis of Converting Shares.

A.

At the Effective Time:

(i)  each share of common stock, par value $0.001 per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, par value $0.001 per share of the Surviving Company, so that at the Effective Time, Nexus shall be the holder of all of the issued and outstanding shares of the Surviving Company;

(ii)  each share of common stock, par value $0.00001 per share of NBPC (the “NBPC Common Stock”) beneficially owned by the stockholders of NBPC listed on Schedule 1.06(A)(ii) (the “NBPC Stockholders”), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 5.271  shares of common stock, par value $0.001 per share, of Nexus (the “Nexus Common Stock”); and

(iii)  the NBPC Stockholders shall receive convertible promissory notes corresponding to their proportional ownership interest of NBPC Common Stock which shall be convertible into newly created and designated shares of preferred stock of Nexus (“the Nexus Preferred Shares”). The Nexus Preferred Shares shall be convertible into 35,000,000 shares of Nexus Common Stock, upon the terms and conditions set forth in the form of Convertible Promissory Note (the “Nexus Notes”), attached hereto as Exhibit C.

B.

After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

C.

The Nexus Shares to be issued by Nexus pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the NBPC Shareholders to Nexus.  The Nexus Shares to be issued pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of, unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available. Additionally, the NBPC Shareholders acknowledge that the certificates representing the Nexus Shares issued pursuant to this Agreement will bear a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.7

Share Exchange Procedure.

A.

Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing NBPC Common Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for Nexus stating that such Stockholder has lost its certificate or certificates or that such have been destroyed and (ii) delivery of a Letter of Transmittal (as described in this Section 1.7 hereof), Nexus shall issue to each record holder of Company Common Stock surrendering such certificate, certificates or affidavit and Letter of Transmittal, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Nexus Common Stock and a Nexus Note that such Stockholder shall be entitled to receive as set forth in Sections 1.06(A)(ii) hereof. Until the certificate, certificates or affidavit is or are surrendered together with the Letter of Transmittal as contemplated by this Section 1.7, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding NBPC Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the Nexus Common Stock and Nexus Note specified in Schedule 1.06(A)(ii) for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DCL.

B.

Promptly after the Effective Time, Nexus shall cause to be mailed to each holder of record of NBPC Common Stock and any other applicable interests that were converted pursuant to this Section 1.7 into the right to receive Nexus Common Stock or other interest in Nexus,  a letter of transmittal (“Letter of Transmittal”) that shall contain additional representations, warranties and covenants of such interestholder, including without limitation, that (i) such interestholder has full right, power and authority to deliver such NBPC Common Stock and Letter of Transmittal, (ii) the delivery of such NBPC Common Stock or other interests will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such interestholder is bound or affected, (iii) such interestholder has good, valid and marketable title to all NBPC Common Stock as indicated in such Letter of Transmittal and that such interestholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such NBPC Common Stock or other interests, (iv) whether such interestholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act and that such interestholder is acquiring Nexus Stock for investment purposes, and not with a view to selling or otherwise distributing such Nexus Common Stock or other applicable interests in violation of the Securities Act or the securities laws of any state and (v) such interestholder has had an opportunity to ask and receive answers to any questions such interestholder may have had concerning the terms and conditions of the Merger and the Nexus Common Stock or other applicable interests and has obtained any additional information that such interestholder has requested. Delivery shall be effected, and risk of loss and title to the Nexus Common Stock or other applicable interests shall pass, only upon delivery to Nexus (or an agent of Nexus) of (x) certificates evidencing ownership thereof as contemplated by Section 1. 7 hereof (or affidavit of lost certificate), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 1.7.

Section 1.8

Nexus Stock. Nexus agrees that it will cause the Nexus Common Stock into which the NBPC Common Stock is converted at the Effective Time pursuant to Section 1.06(a)(ii) to be available for such purposes. Nexus further covenants that immediately following the Effective Time, Nexus will effect cancellations of certain of its outstanding shares of Nexus Common Stock and that there will be no more than 27,800,000 pre-Merger shares of Nexus Common Stock issued and outstanding, and that no other pre-Merger common or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding, except as described herein.

Section 1.9

Operation of Surviving Company.  NBPC acknowledges that upon the effectiveness of the Merger, and the material compliance by Nexus and Acquisition Corp. with their respective duties and obligations hereunder, Nexus shall have the absolute and unqualified right to deal with the assets and business of the Surviving Company as its own property without limitation on the disposition or use of such assets or the conduct of such business.

Section 1.10

Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Nexus, the proper officers and directors of NBPC as of the Effective Time shall, for and on behalf and in the name of NBPC or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Nexus, Acquisition Corp. or their respective successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Company title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of NBPC or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NEXUS

Nexus represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1

Corporate Organization

A.

Nexus is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Nexus. “Material Adverse Effect” means, when used with respect to Nexus, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Nexus, or materially impair the ability of Nexus to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.

Copies of the Articles of Incorporation and Bylaws of Nexus with all amendments thereto, as of the date hereof (the “Nexus Charter Documents”), have been furnished to NBPC, if so requested, and such copies are accurate and complete as of the date hereof.  The minute books of Nexus are current as required by law, contain the minutes of all meetings of the Nexus Board of Directors and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Nexus Board of Directors and its stockholders. Nexus is not in violation of any of the provisions of the Nexus Charter Documents.

C.

Acquisition Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full organizational power and authority to enter into this Agreement.  Acquisition Sub has not conducted any business.  Acquisition Sub has no liabilities of whatever kind or nature or any obligations other than as provided in this Agreement.

Section 2.2

Capitalization of Nexus.

A.

The authorized capital stock of Nexus consists of: (i) 750,000,000 shares of common stock, par value $0.001, of which 63,800,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) no shares of preferred stock.

B.

All of the issued and outstanding shares of common stock of Nexus immediately prior to this Share Exchange are, and all shares of common stock of Nexus when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of Nexus described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of Nexus has any right to rescind or bring any other claim against Nexus for failure to comply with the Securities Act, or state securities laws.

Section 2.3

Reserved.

Section 2.4

Authorization, Validity and Enforceability of Agreements. Nexus has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by Nexus and the consummation by Nexus of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Nexus, and except as otherwise provided in this Agreement, no other corporate proceedings on the part of Nexus are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of Nexus and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Nexus does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the Nexus Shares in connection with the Share Exchange.

Section 2.5

No Conflict or Violation. Neither the execution and delivery of the Agreements by Nexus, nor the consummation by Nexus of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the Nexus Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Nexus is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Nexus is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Nexus’s assets, including without limitation, the Nexus Shares.

Section 2.6

Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of Nexus, currently threatened against Nexus or any of its affiliates, that may affect the validity of this Agreement or the right of Nexus to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of Nexus, currently threatened against Nexus or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to Nexus or any of its affiliates. Neither Nexus nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by Nexus or any of its affiliates currently pending or which Nexus or any of its affiliates intends to initiate.

Section 2.7

Compliance with Laws. Nexus has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state. Nexus is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

Section 2.8

Financial Statements.  Nexus’s financial statements (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Nexus as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Nexus has no material liabilities (contingent or otherwise). Nexus is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. Nexus maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9

Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, Nexus Board minutes and financial and other records of whatsoever kind of Nexus have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Nexus. Nexus maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Nexus to arise, between Nexus and any accountants and/or lawyers formerly or presently engaged by Nexus. Nexus is current with respect to fees owed to its accountants and lawyers.

Section 2.11

Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) Nexus has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) Nexus has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) Nexus has not made any loan, advance or capital contribution to or investment in any person or entity; (E) Nexus has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) Nexus has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, Nexus has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12

No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Nexus or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Nexus but which has not been so publicly announced or disclosed. Nexus has not provided to NBPC, or the NBPC Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Nexus but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13

Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Nexus in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14

Directors and Officers of Nexus.  The duly elected or appointed directors and the duly appointed officers of Nexus are set forth on Schedule 2.14.

Section 2.15

SEC Documents; Undisclosed Liabilities.

A.

Nexus has filed all required filings with the SEC since May 5, 2008, pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “Nexus SEC Documents”).

B.

As of its respective filing date, each Nexus SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Nexus SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Nexus SEC Document has been revised or superseded by a later filed Nexus SEC Document, none of the Nexus SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in the Nexus SEC Documents, the financial statements of the Nexus included in the Nexus SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Nexus as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

C.

Except as set forth in the Nexus SEC Documents, as of the date of filing thereof, Nexus has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Nexus or in the notes thereto.

Section 2.16.

No General Solicitation.  In issuing the Nexus Common Stock in the Merger hereunder, neither Nexus nor anyone acting on its behalf has offered to sell the Nexus Common Stock by any form of general solicitation or advertising.

Section 2.17.

Broker’s and Finder’s Fees.  No Person is entitled by reason of any act or omission of Nexus or Acquisition Corp. to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of the Merger Documents, or with respect to the consummation of the transactions contemplated thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NBPC

NBPC represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to NBPC, are true and complete as of the date hereof.

Section 3.1

Corporate Organization

A.

NBPC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of NBPC. “Material Adverse Effect” means, when used with respect to NBPC, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of NBPC, or materially impair the ability of NBPC to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.

Copies of the formation documents of NBPC as of the date hereof (the “NBPC Charter Documents”), have been furnished to Nexus, if so requested, and such copies are accurate and complete as of the date hereof.  The minute books of NBPC are current as required by law, contain the minutes of all meetings of the NBPC Board of Directors and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the NBPC Board of Directors and its stockholders. NBPC is not in violation of any of the provisions of the NBPC Charter Documents.

Section 3.2

Capitalization of NBPC. All of the issued and outstanding shares of NBPC immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable federal and state securities laws, and will have been issued free of preemptive rights of any security holder.  The issuance of all of the shares of NBPC described in this Section 3.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of NBPC has any right to rescind or bring any other claim against NBPC for failure to comply with the Securities Act, or state securities laws.

Section 3.3

Shareholder of NBPC. Schedule 1.06(A)(ii) contains a true and complete list of the holders of all issued and outstanding shares of NBPC held by the NBPC Shareholders as of the date of this Agreement.

Section 3.4

Books and Records. NBPC has kept all books and records since inception. The books and records, financial and otherwise, of NBPC are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.5

Information. The information concerning NBPC set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6

Personal Property. Each of NBPC and its subsidiaries possesses, if any, and has good and marketable title of all property necessary for the continued operation of the business of NBPC and its subsidiaries as presently conducted. All such property is used in the business of NBPC and its subsidiaries. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by NBPC and its subsidiaries is owned by NBPC or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.7

Intellectual Property. NBPC represents and warrants that all trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 3.7, and any trade secrets, and “know-how” held relating to the business of NBPC and all other intangible assets, in NBPC’s possession or that may be reasonably acquired by NBPC any other proprietary information and trade secrets relating to the business of NBPC (collectively the “Intellectual Property”) shall remain the intellectual property of NBPC as of the date of Closing of this Agreement and that NBPC shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to Nexus, as necessary to protect Nexus’s rights to the same.  Further, NBPC owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in its business, as currently conducted. NBPC represents that it has not received any written complaint, claim or notice alleging any infringement, violation or misappropriation. Additionally, NBPC has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to NBPC’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of NBPC, the result of which would be to materially compromise the rights of NBPC to apply for or enforce appropriate legal protection of NBPC’s Intellectual Property.

Section 3.8

Products. Schedule 3.8 contains a complete list of products currently being sold, developed or marketed by NBPC.

Section 3.9

Material Contracts and Transactions. Schedule 3.9 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which NBPC or any of its subsidiaries is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by NBPC or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by NBPC or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.10

Subsidiaries. NBPC does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.11

Absence of Certain Changes or Events. Except as set forth on Schedule 3.11, as of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of NBPC; and (b) NBPC has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.12

Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of NBPC after reasonable investigation, threatened by or against NBPC or affecting NBPC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  NBPC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.13

Compliance With Laws and Regulations. To the best of its knowledge, NBPC has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NBPC or except to the extent that noncompliance would not result in the occurrence of any material liability for NBPC.  This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.14

Approval of Agreement. The Board of Directors of NBPC has authorized the execution and delivery of this Agreement by NBPC and has approved this Agreement and the transactions contemplated hereby.

Section 3.15

Valid Obligation. This Agreement and all agreements and other documents executed by NBPC in connection herewith constitute the valid and binding obligation of NBPC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1

Access and Information.  NBPC, on the one hand, and Nexus and Acquisition Corp., on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 4.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors or (c) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, further, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 4.2

Additional Agreements.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Nexus, Acquisition Corp. and NBPC agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Nexus, Acquisition Corp. and NBPC shall take all such necessary action.

Section 4.3

Publicity.  No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Nexus and NBPC, except as Nexus reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for the Nexus Common Stock, provided, that in such case Nexus will use its best efforts to allow NBPC to review and reasonably approve any such press release or public announcement prior to its release.

ARTICLE V

CONDUCT OF BUSINESSES PENDING THE MERGER.

Section 5.1

Conduct of Business by NBPC Pending the Merger.  Prior to the Effective Time, unless Nexus or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)

the business of NBPC shall be conducted only in the ordinary course;

(b)

NBPC shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or By-laws except to effectuate the transactions contemplated in the Disclosures or (iii) split, combine or reclassify the outstanding NBPC Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)

NBPC shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, NBPC Common Stock, except to issue shares of NBPC Common Stock in connection with any matter relating to the Disclosures; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination; and

(d)

NBPC shall use its best efforts to preserve intact the business organization of NBPC, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it.

Section 5.2

Conduct of Business by Nexus and Acquisition Corp. Pending the Merger. Prior to the Effective Time, unless NBPC shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)

the business of Nexus and Acquisition Corp. shall be conducted only in the ordinary course; provided, however, that Nexus shall take the steps necessary to have discontinued its existing business without liability to Nexus or Acquisition Corp. immediately following the Effective Time;

(b)

neither Nexus nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or by-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

(c)

neither Nexus nor Acquisition Corp. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.02(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d)

neither Nexus nor Acquisition Corp. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Nexus will promptly advise NBPC orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving Nexus or Acquisition Corp. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Nexus will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(e)

neither Nexus nor Acquisition Corp. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF NBPC

The obligations of NBPC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by NBPC, in its sole discretion:

Section 6.1

Representations and Warranties of Nexus. All representations and warranties made by Nexus and Acquisition Corp. in this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

Section 6.2

Agreements and Covenants. Nexus and Acquisition Corp. shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 6.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 6.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Nexus shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5

Stockholder Consent.

NBPC shall have received the consent of holders of at least eighty (80%) of the outstanding shares of Common Stock of NBPC in compliance with that certain Stockholders Agreement dated as of March 3, 2014 by and among Diabesity, Inc., Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, Warren C. Lau and the other stockholders signatory

Section 6.6

Documents.

Nexus must have caused the following documents to be delivered to NBPC:

A.

share certificates evidencing the Nexus Common Stock in the name of the NBPC Shareholders;

B.

the Nexus Notes registered in the names of the NBPC Shareholders;

C.

this Agreement duly executed;

D.

documents necessary and sufficient to extinguish 36,000,000 shares of Nexus’s restricted common stock currently beneficially owned by the officers and directors of Nexus;

E.

documents necessary and sufficient to evidence Nexus’s notice to the Financial Industry Regulatory Authority (“FINRA”) of its intention to change Nexus’s name to such name as mutually agreed to by the Parties in writing prior to the Closing Date;

F.

documents necessary and sufficient to evidence the resignation of Nexus’s current officers and directors and such documentation necessary and sufficient to evidence the appointment of Warren Lau as the sole officer and director of Nexus;

G.

evidence as of a recent date and within five (5) days of the Effective Date of the good standing and corporate existence of each of Nexus and Acquisition Corp. issued by the Secretaries of State of the State of Nevada Delaware, respectively, and evidence that Nexus and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary; and

H.

such other documents as NBPC may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Nexus, (ii) evidencing the performance of, or compliance by Nexus with any covenant or obligation required to be performed or complied with by Nexus, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7

No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to Nexus.

Section 6.8

Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of the NBPC or the NBPC Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Nexus.

Section 6.9

Capital Raise.  A signed purchase agreement(s) shall have been received to purchase shares of Nexus Common Stock, upon such terms and conditions that are acceptable to NBPC.

Section 6.10

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the NBPC Shares, or any other stock, voting, equity, or ownership interest in, NBPC or (b) is entitled to all or any portion of the Nexus Shares.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF NEXUS AND ACQUISITION CORP.

The obligations of Nexus and Acquisition Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Nexus in its sole discretion:

Section 7.1

Representations and Warranties of NBPC. All representations and warranties made by NBPC in this Agreement shall be true and correct on and as of the Closing Date.

Section 7.2

Approval by Majority Consent.  The holders of at least eighty (80%) of the issued and outstanding shares of NBPC must approve this Agreement prior to the Closing Date.

Section 7.3

Agreements and Covenants. NBPC shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 7.4

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.5

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of NBPC shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.6

Documents. NBPC must deliver to Nexus at the Closing:

A.

share certificates evidencing the NBPC Shares, along with executed share transfer forms transferring such NBPC Shares to Nexus;

B.

this Agreement to which the NBPC is a party, duly executed;

C.

the consolidated financial statements of NBPC for the fiscal years specified in Rule 8-04(b) of Regulation S-X and the unaudited consolidated financial statements of NBPC for the interim periods specified in Rule 8-04(b) of Regulation S-X; and

C.

such other documents as Nexus may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of NBPC and NBPC Shareholders, (ii) evidencing the performance of, or compliance by NBPC and NBPC Shareholders with, any covenant or obligation required to be performed or complied with by NBPC and NBPC Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 7.7

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the NBPC Shares, or any other stock, voting, equity, or ownership interest in, NBPC or (b) is entitled to all or any portion of the Nexus Shares.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

Section 8.1

Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2

Indemnification.

A.

Indemnification Obligations in favor of Nexus. From and after the Closing Date until the expiration of the Survival Period, NBPC shall reimburse and hold harmless Nexus and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Nexus Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such Nexus Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Nexus Indemnified Party, which arises or results from a third-party claim brought against a Nexus Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of NBPC. All claims of Nexus pursuant to this Section 7.2 shall be brought by Nexus on behalf of Nexus and those Persons who were stockholders of Nexus immediately prior to the Closing Date.

B.

Indemnification Obligations in favor of NBPC and NBPC Shareholders. From and after the Closing Date until the expiration of the Survival Period, Nexus shall indemnify and hold harmless NBPC and NBPC Shareholders, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “NBPC Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by Nexus in this Agreement and in any certificate delivered by Nexus pursuant to this Agreement; (ii) any breach by Nexus of any covenant, obligation or other agreement made by Nexus in this Agreement; and (iii) a third-party claim based on any acts or omissions by Nexus.

ARTICLE IX

TERMINATION PRIOR TO CLOSING

Section 9.1

Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of NBPC, Acquisition Corp. and Nexus;

(b)

by NBPC, if Nexus or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after NBPC has notified Nexus and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

(c)

by Nexus and Acquisition Corp. if NBPC (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Nexus or Acquisition Corp. has notified Nexus of its intent to terminate this Agreement pursuant to this paragraph (c);

(d)

by either NBPC, on the one hand, or Nexus and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Nexus, Acquisition Corp. or NBPC that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e)

by either NBPC, on the one hand, or Nexus and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to September 30, 2016, for any reason other than delay or nonperformance of the party seeking such termination.

Section 9.2.

Termination of Obligations.  Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10.3 and 10.8; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 9.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.2

Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 10.3

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.3.

Section 10.4

Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.5

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.6

Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.7

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 10.8

Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 10.9

Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.10

Reserved.

Section 10.11

Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEXUS RESCOURCES, INC.

Per:

/s/ Dexter R. Caliso

Name: Dexter R. Caliso

Title: President, Chief Executive Officer, and Director

NEXUS ACQUISITION  CORP.

Per:

/s/ Dexter R. Caliso

Name: Dexter R. Caliso

Title: President, Chief Executive Officer, and Director

NEXUS BIOPHARMA CORPORATION

Per:

/s/ Warren Lau

Name: Warren Lau

Title: President and Director